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Exhibit 10.11

                                 AMENDMENT No. 2
                                     TO THE
                             1982 STOCK OPTION PLAN
                            OF NOBLE AFFILIATES, INC.


     WHEREAS, Noble Affiliates, Inc. (the "Company") has proposed the distribution of the common stock of Noble Drilling Corporation ("Noble Drilling") on a pro rata basis to holders of the common stock of the Company (the "Distribution"), which proposal is described in detail in the Company's proxy statement dated March 25, 1985 (terms used and not otherwise defined herein are used herein with the meanings assigned to them in such proxy statement); and

     WHEREAS, the proposed Distribution may require an adjustment in the terms of outstanding stock options granted under the 1982 Stock Option Plan of Noble Affiliates, Inc. (the "1982 Plan") to compensate the option holder for the loss of his right to indirectly purchase part of Noble Drilling and the possible loss of a portion of the market value of the Company's common stock as a result of the Distribution; and

     WHEREAS, on March 22, 1985, the Board of Directors of the Company adopted a resolution providing for the amendment (the "Amendment") of the 1982 Plan in connection with the proposed Distribution, and on April 23, 1985, the shareholders of the Company approved the Amendment; and

     WHEREAS, any increase in the number of authorized shares under the 1982 Plan as a result of the Amendment cannot be determined until after the Distribution Record Date and Company Adjustment Date;

     NOW, THEREFORE, the 1982 Plan is hereby amended in the following respect only:

     The first sentence of Section 3 of the 1982 Plan is hereby amended by restatement in its entirety to read as follows:

          "Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 2,089,349 shares of the authorized but unissued
     Common Stock."

     PROVIDED, upon determination that the Amendment effects an increase in the authorized shares under the 1982 Plan, the Secretary of the Company is authorized and directed to fill in the blank in the first sentence of Section 3 of the 1982 Plan with the aggregate number of shares then authorized by the 1982 Plan, it being intended that until such time (and thereafter if no increase is necessary), the authorized shares under the 1982

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Plan shall be 2,000,000.

     IN WITNESS WHEREOF, this Amendment has been executed as of the 30th day of July, 1985.

                                 NOBLE AFFILIATES, INC.


                                  By, GEORGE J. McLEOD
                                   George J. McLeod,
                                   President and  Chief Executive
                                   Officer


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